UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 21, 2021, Canada’s Island Garden Inc. (“FIGR East”), FIGR Norfolk Inc. (“FIGR Norfolk”) and FIGR Brands, Inc. (“FIGR Brands”; and together with FIGR East and FIGR Norfolk, the “Canadian Cannabis Subsidiaries”), which are indirect subsidiaries of Pyxus International, Inc. (the “Company”), applied for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Court”) in Ontario, Canada (the “CCAA Proceeding”). On January 21, 2021 (the “Order Date”), upon application by the Canadian Cannabis Subsidiaries, the Court issued an order for creditor protection of the Canadian Cannabis Subsidiaries pursuant to the provisions of the CCAA and the appointment of FTI Consulting Canada Inc. to serve as the Court-appointed monitor of the Canadian Cannabis Subsidiaries during the pendency of the CCAA Proceeding (the “Monitor”).

The Canadian Cannabis Subsidiaries collectively operate businesses for the production and sale to retailers in Canada of cannabis products under licenses issued by Health Canada. The Canadian Cannabis Subsidiaries are the only subsidiaries of the Company engaged in such business.

The order issued by the Court in the CCAA Proceeding included the following relief:

•	approval for the Canadian Cannabis Subsidiaries to borrow under a debtor-in-possession financing facility (the “DIP Facility”);

•	a stay of proceedings in respect of the Canadian Cannabis Subsidiaries, the directors and officers of the Canadian Cannabis Subsidiaries (the “Canadian Directors and Officers”) and the Monitor; and

•

the granting of super priority charges against the property of the Canadian Cannabis Subsidiaries in favor of: (a) certain administrative professionals, including the Monitor; (b) the Canadian Directors and Officers; and (c) the lender under the DIP Facility for amounts borrowed under the DIP Facility.

Pursuant to the DIP Facility, another non-U.S. subsidiary of Pyxus, (the “DIP Lender”) is to provide FIGR Brands with up to Cdn.$8,000,000 in secured debtor-in-possession financing to permit FIGR Brands, the parent entity of FIGR East and FIGR Norfolk, to fund the working capital needs of the Canadian Cannabis Subsidiaries in accordance with the cash flow projections approved by the Monitor and the DIP Lender, fees and expenses to be paid to the DIP Lender, professional fees and expenses incurred by the Canadian Cannabis Subsidiaries and the Monitor in respect of the CCAA Proceeding, and such other costs and expenses of the Canadian Cannabis Subsidiaries as may be agreed to by the DIP Lender. The terms of the DIP Facility include the following:

•	The DIP Lender is to make loans to FIGR Brands from time to time in an aggregate principal amount of up to Cdn.$8,000,000;

•	Loans are to bear interest at a rate of 8% per annum;

•	Loans under the DIP Facility are to be guaranteed by FIGR East and FIGR Norfolk;

•	Loans under the DIP Facility are to be secured by all of the properties, assets and undertakings of the Canadian Cannabis Subsidiaries, as may be reasonably requested by the DIP Lender;

•	The DIP Facility is to expire on June 30, 2021, and all outstanding loans are to be due and payable at that time; and

•

Conditions to borrowing, representations, warranties, covenants and agreements, as well as events of default and remedies, typical for this type of facility for a company in a proceeding under the CCAA.

As a result of the commencement of the CCAA Proceeding and the appointment of the Monitor, the Company has determined that, in accordance with U.S. generally accepted accounting principles, the Canadian Cannabis Subsidiaries will be deconsolidated from the Company’s financial statements as of the Order Date. The Company is evaluating whether, commencing with its Form 10-K for the fiscal year ending March 31, 2021, the Canadian Cannabis Subsidiaries are to be treated as discontinued operations for periods prior to the Order Date in the Company’s consolidated financial statements.

Item 2.06	Material Impairments.

In connection with and contemporaneous with the commencement of the CCAA Proceeding, the Company concluded that it will incur a material non-cash charge with respect to its investments in and advances to the Canadian Cannabis Subsidiaries, which is expected to be recognized in the three months ending March 31, 2021. Due to a number of uncertainties with respect to the CCAA Proceeding, the Company is not yet able to estimate the total amount or range of amounts of the non-cash charge. The Company undertakes to amend this Form 8-K to include this information once it makes a determination of an estimate or range of estimates.

Item 8.01	Other Events.

Prior to the commencement of the CCAA Proceeding, (i) the required lenders under each of the Exit ABL Credit Agreement (the “ABL Credit Agreement”), dated as of August 24, 2020 by and among, amongst others, the Company’s subsidiary, Pyxus Holdings, Inc. (“Pyxus Holdings”), certain lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the Exit Term Loan Credit Agreement (the “Term Loan Credit Agreement”), dated as of August 24, 2020 by and among, amongst others, Pyxus Holdings, certain lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, waived defaults that would otherwise arise under the ABL Credit Agreement and the Term Loan Credit Agreement, respectively, in connection with the commencement of the CCAA Proceeding and other matters related to the CCAA Proceeding and (ii) holders of a majority of the aggregate outstanding principal amount of the 10.00% Senior Secured First Lien Notes due 2024 of Pyxus Holdings (the “Notes”) waived defaults that would otherwise arise under the indenture governing the Notes as a result of the commencement of the CCAA Proceeding and other matters related to the CCAA Proceeding.

Item 9.01	Financial Statements and Exhibits.

(b) Unaudited Pro Forma Condensed Consolidated Financial Information is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 21, 2021

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

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